Exhibit 10.14

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

AGREEMENT

This Agreement (“Agreement”) is entered into effective as of the 3rd day of June, 2003, by and between Crown Iron Works Company (“Crown”), Renewable Energy Group, LLC (“Renewable Energy”), and West Central Cooperative (“West Central”).

RECITALS:     West Central and SARGECO, Inc. (“Sargeco”), together formed Renewable Energy Technologies, LLC (now known as Renewable Energy Group, LLC) to construct, install manufacturing processes, train employees in the operation, and deliver biodiesel facilities to third party owners.  West Central, has through the operation of its own plant, developed know-how and expertise relating to biodiesel facilities, which it will provide to customers of Renewable Energy.  Todd & Sargent, Inc., of Ames, Iowa (“Todd & Sargent”), an affiliate of Sargeco, has considerable experience constructing large scale agricultural processing facilities, and would provide construction, process installation, and related services for the Renewable Energy facilities. Crown and West Central previously worked together in the design and fabrication of equipment and process engineering utilized in the biodiesel plant built at Ralston, Iowa (“Ralston Biodiesel Plant”).  The parties desire that Crown be the exclusive supplier of certain equipment and process engineering for Renewable Energy’s biodiesel plants within the United States, and wish to provide for certain other terms and provisions between the parties.

In consideration of the mutual agreements and covenants as set out herein, IT IS HEREBY AGREED by and between the parties as follows:

1.             Purpose of Agreement.  Crown and West Central have contributed to the development of biodiesel technology, including trade secrets, copyrights and patents embodied in equipment and designs used in biodiesel plants.  The present and future operation of the Ralston Biodiesel Plant will provide information and opportunity for further development.  Crown and Renewable Energy desire to work together in the marketing, sale, design and construction of biodiesel facilities within the parameters of this Agreement.  Under this Agreement, Crown will provide certain process engineering and equipment to Renewable Energy, which will then allow Renewable Energy to serve as a single source to owners/end users of substantially all services needed in designing and constructing biodiesel facilities to be located within the United States, including the supplying of related equipment, installation of manufacturing processes, and operational training of employees (“Projects”).

2.             Exclusive Supplier Arrangement with Crown.  Renewable Energy agrees that Crown will be the exclusive supplier for Projects of the type of equipment and process engineering utilized in the Ralston Biodiesel Plant, as more specifically described in Exhibit A attached hereto (“Equipment and Engineering”), and that for the Projects Renewable Energy will not use or appoint another supplier for the Equipment and Engineering or supply the Equipment and Engineering by itself.  Crown agrees that the Equipment and Engineering provided to Renewable Energy for the Projects shall be at a price *** to a *** the *** of

*** Confidential material redacted and filed separately with the Commission

(a) *** for similar equipment and processing engineering, or (b) the *** for similar equipment and process engineering to any other party in the United States within the last twelve (12) months.  The supplying of Equipment and Engineering shall be pursuant to specifications agreed upon in writing by Crown and Renewable Energy, and upon such other terms (including as contained in Crown’s usual form of contract) as the parties may mutually agree in writing.

3.             Intellectual Property Aspects.  Nothing in this Agreement shall be construed to convey any rights in any party’s intellectual property, including, but not limited to, trade secrets, know-how, copyrights, trademarks, trade names, patents, inventions, designs, methods or processes, other than as specifically set out herein.  In meeting its obligations hereunder, Crown shall utilize its design and engineering expertise and knowledge in supplying the Equipment and Engineering contemplated hereby, with the fees and charges for such expertise and knowledge to be included in the pricing arrangement as set out herein.  (In the formation of Renewable Energy, it was determined that West Central would be providing and developing intellectual property aspects for Renewable Energy.  It is for that reason that in Section 3 of this Agreement, references to the “parties” will be to Crown on one hand, and to Renewable Energy and West Central jointly as the other party, but with West Central also individually agreeing to be bound to the terms and provisions of this Section 3.)  With respect to the ownership and use of new innovations and inventions by Crown, Renewable Energy or West Central concerning the production of biodiesel the parties agree as follows:

(a)                                  Individual Innovation.  Any innovations or inventions, including equipment, products, processes, know how, trade secrets, and other technology, developed solely by one party and relating to the production of biodiesel (an “Individual Innovation”), will be fully disclosed and made available to the other party (through appropriate site specific licensing or other arrangements), for the limited use in the Ralston Biodiesel Plant or other biodiesel plants in the United States pursuant to this Agreement.  With respect to any Individual Innovation having already been commercially exploited, such disclosure shall occur upon signature of this Agreement.  With respect to any other Individual Innovation, the developing party shall disclose and make such Individual Innovation available to the receiving party under this Agreement upon or prior to any commercial development of such Individual Innovation with a third party.  The price to the receiving party to use such Individual Innovations shall be equal to the lowest price charged by the developing party for such innovation or invention to any third party, or if the developing party is not making such innovation or invention available to any third parties, then the price shall be set at a margin equal to the standard margin normally charged by the developing party for similar innovations or inventions.  Crown agrees that the payment provisions of this Section and Section 2 of this Agreement shall not result in a duplication of fees paid to Crown for any new Individual Innovation developed by Crown and utilized in the Projects.

The developing party shall be solely responsible for all decisions and costs relating to patenting of such Individual Innovations and relating to enforcement of such patent rights against accused infringers.  If the receiving party learns of a potential patent infringer, the receiving party shall notify the developing party in writing within thirty (30) days of all facts relating to such potential infringement.

Upon the termination of this Agreement, unless otherwise provided in a separate written licensing or other agreement between the parties, the receiving party utilizing an Individual Innovation developed by another party shall cease any use of such Individual Innovation for Projects commencing after such date of termination.

(b)                                 Joint Innovation.  Any innovations or inventions, including equipment, products, processes, know how, trade secrets, and other technology developed jointly by Crown and West Central and relating to production of biodiesel (“Joint Innovation”) will be fully disclosed and made available to Crown and to West Central, for use by any party hereto at its own discretion, subject to the provisions in this Agreement against competition with the other parties hereto.

In recognition of the joint contributions of Crown and West Central in working together towards the development of biodiesel technology resulting in the design and construction of the Ralston Biodiesel Plant, the parties hereto agree that all innovations, inventions, processes, know-how, trade secrets and other technology incorporated in the Ralston Biodiesel Plant (including process engineering drawings and data) as of the date of this Agreement shall be considered to be Joint Innovations, and governed for all purposes as Joint Innovations under this Agreement.

During the term of this Agreement, the parties shall confer on decisions relating to patenting of such Joint Innovations.  If the parties agree to file patent applications in the United States or in foreign countries, the cost of such applications shall be shared equally by Crown and Renewable Energy, with the parties to mutually agree upon the patent lawyer(s) to prosecute such applications. Any resulting patents will be jointly owned by the parties.  All revenues from such exploitation of jointly filed patent applications, other than use in the Ralston Biodiesel Plant, shall be shared equally, after reduction for expenses incurred, between Crown and Renewable Energy (Crown agreeing that such revenue sharing and the provisions of Section 2 of this Agreement are not intended to result in a duplication of compensation to Crown from Renewable Energy for any Joint Innovation developed).  Crown and Renewable Energy will share equally in the costs and enforcement of any patent rights derived from jointly filed patent applications, with the parties to mutually agree upon counsel for representation in any patent infringement matters and on decisions of enforcement strategies.  Any monetary recoveries from infringement of patents derived from jointly filed patent applications shall be shared equally between Crown and Renewable Energy, after deductions for expenses incurred.

During the term of this Agreement, if Crown and Renewable Energy do not agree on the filing of patent applications for jointly developed innovations and inventions, or if, during prosecution of a patent application for a jointly developed innovation or invention, one party does not wish to continue such prosecution, then the party desiring patent protection may proceed at its own expense, and have sole ownership of any resulting patents.  The non-filing party shall retain the right to use the innovations and inventions as set forth in this Section.  The filing party may exploit the patent rights subject to the provisions of this Agreement against competition with the other parties and the Projects set out hereafter.  All revenues from such exploitation of solely filed patent applications shall be the property of the filing party, other than for use in the Ralston Biodiesel Plant.  The filing party shall have sole authority on all decisions and shall solely bear all costs relating to enforcement of any patent rights derived from solely filed patent applications, and shall solely enjoy all monetary recoveries from such infringement of solely filed patent applications.

If Crown and Renewable Energy do not agree on whether to enforce the patent for a Joint Innovation, including cease and desist letters and/or litigation, then the party desiring to enforce the patent may proceed at its own expense, and have sole ownership and enjoyment of all monetary proceeds derived from the enforcement, whether by settlement or judgment.  As joint owners of any patents for Joint Innovation, both parties will be necessary parties to any litigation regarding the patent, and accordingly, each party will bear its own costs and expenses relating to the litigation, whether or not the litigation is pursued jointly.

If either party becomes aware of a potential infringer of patent rights derived from jointly developed innovations and inventions, that party shall notify the other party in writing within thirty (30) days of all facts surrounding the potential infringement.

Upon the termination of this Agreement, any Joint Innovation may be exploited by Crown or by Renewable Energy independently, either by themselves, or by sale or assignment to another party, without the need to obtain approval from any other party, or to account or pay over to or reimburse any monies to the other party, and regardless of whether or not such exploitation competes with any party hereto.

(c)                                  Miscellaneous Intellectual Property Provisions.  Regardless of whether patent applications are jointly filed or solely filed, the parties shall cooperate in all matters relating to patent protection and/or enforcement of patents for Joint Innovations, including the signing of all papers necessary for patent application filing, prosecution, and assignments, and the production of evidence and testimony for enforcement purposes, provided, however, that in the case in which a patent application has been solely filed for a Joint Innovation, any and all costs and expenses of such cooperation incurred by the non-filing party shall be promptly

(d)                                 reimbursed to the non-filing party by the filing party and borne solely by the filing party.

(e)                                  Warranties for Technology.  The provider of technologies being incorporated in the Projects shall warrant the performance of such technology in accomplishing the task claimed by the provider.  Any warranties to be extended to customers with respect tothe Projects shall be mutually agreed upon by the parties in writing, with the parties to be mutually responsible for the obligations represented by such customer warranties.

(f)                                    Use of Individual Innovations.  During the term of this Agreement, the developer of an Individual Innovation shall not license, transfer, sell or assign any interest in any such innovation or invention to any third party without first notifying the other party hereto in writing of such license, transfer, sale or assignment.  During the term of this Agreement, the developer of an Individual Innovation shall use its best efforts (including, but not limited to, adding a provision to the contract between the developer and the third party) to ensure that the third party does not use the Individual Innovation in the United States to compete with the business being conducted by any of the parties hereto (except as already allowed under Section 4 or 5 hereof) or the marketing and development of Projects hereunder.

(g)                                 Use of Joint Innovations.  During the term of this Agreement, with respect to a Joint Innovation, no party hereto shall license, transfer, sell or assign any interest in any such innovation or invention to any third party other than a site specific non-transferable license issued to an owner or end user of a biodiesel facility except upon the mutual written consent of Crown and Renewable Energy, which consent shall not be unreasonably withheld or delayed.

(h)                                 Limitation on Use in the United States.  During the term of this Agreement, no Individual Innovation or Joint Innovation shall be utilized in the United States by any party hereto to compete with the business being conducted by any of the parties hereto (except as already allowed under Section 4 or 5 hereof) or the marketing and development of Projects hereunder.

4.             Restriction upon Crown’s Activities.  In consideration of the exclusive supplier arrangement for Crown as set out herein, Crown agrees that Crown (its subsidiaries and affiliated entities) will not supply equipment or process engineering for a biodiesel facility in the United States to any third party other than the owner or end user, nor will Crown supply equipment or process engineering in the United States in a business relationship with a third party similar to the relationship between Crown and Renewable Energy for the development of Projects under this Agreement, except that Crown shall not be restricted from fulfilling any contractual obligations based on project quotes or proposals issued by Crown prior to the date of this Agreement, or from selling equipment and process engineering for biodiesel plants or otherwise to the following companies:

*** Confidential material redacted and filed separately with the Commission

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Renewable Energy agrees that this Agreement does not restrict Crown from selling engineering services or equipment for an existing biodiesel plant.  However, in all cases involving Crown’s work on or for any biodiesel facility (a) Crown agrees to notify Renewable Energy of such contact or request for quote, and (b) Crown agrees to promote the products and services of Renewable Energy to the customers who have contacted or been contacted by Crown for engineering services or equipment with respect to a biodiesel plant.  By way of further clarification, Renewable Energy understands and agrees that this Agreement does not restrict Crown from providing pre-engineering and engineering services and equipment for a biodiesel plant (subject to its obligation to notify Renewable Energy and promote the products and services of Renewable Energy), so long as Crown does not supply such pre-engineering and engineering services and equipment to any third party in the United States other than the owner or end user, or in a business relationship with a third party similar to the relationship between Crown and Renewable Energy for the development of Projects under this Agreement.

5.             Restrictions upon Renewable Energy and West Central Activities.  As set out herein, Renewable Energy is agreeing that Crown shall be the exclusive supplier of Equipment and Engineering for Renewable Energy’s Projects within the United States.  Renewable Energy and West Central each agree that this Agreement restricts each of them from (a) supplying any Equipment and Engineering for Projects by themselves, (b) permitting, appointing or using any third party to supply any Equipment and Engineering for Projects, and (c) permitting, appointing or using any third party to use any Equipment and Engineering supplied by Crown hereunder for any purposes other than in connection with the Projects described in this Agreement.  Crown agrees that this Agreement does not restrict Renewable Energy from selling consulting services or technology to customers who are not purchasing equipment or process engineering for biodiesel plants.  By way of further clarification, Crown understands and agrees that this Agreement does not restrict West Central from providing consulting services with respect to the operation of biodiesel plants (including the purchasing of inputs and the marketing of biodiesel), nor does it prohibit West Central from providing consulting services or technology to customers who are not purchasing equipment or process engineering for biodiesel plants.

6.             Ralston Biodiesel Plant.  Crown’s employees shall be given reasonable access to the Ralston Biodiesel Plant to view its operations.  Crown’s biodiesel customers who are not customers of Renewable Energy may have access to the Ralston Biodiesel Plant only after written permission has been granted by West Central.

7.             Marketing Responsibilities for Projects.  The parties will agree in writing upon an overall marketing plan, which shall include the following provisions.  In addition to the notification requirements of Crown as set out in Section 4 hereof, the parties hereto agree to maintain open communication with respect to all sales leads.  Each party hereto will promptly supply all sales leads, and any contacts with or inquiries from interested parties, to the other parties hereto.  Upon such notification, the parties will mutually agree in writing upon the approach to be taken with respect to such contact or sales lead, and the marketing plan to be pursued for each such contact or sales lead.

8.             Access to Engineering.  Crown will make available to Renewable Energy all process engineering drawings and data relating to the Projects for use by Renewable Energy or its consulting engineering firms, provided, however, that:

(a)                                  All such process engineering drawings and data shall remain the sole and exclusive property of Crown (for clarification purposes the parties acknowledging such not to include the drawings and data for the Ralston Biodiesel Plant which are owned jointly by Crown and West Central), and

(b)                                 Renewable Energy, West Central and any consulting engineering firm enter into a Non-Disclosure Agreement with Crown on mutually agreeable terms with regard to such process engineering drawings and data prior to receiving any such process engineering drawings or data from Crown, such property ownership and Non-Disclosure Agreements with Renewable Energy, West Central and consulting engineering firms to be subject to and not conflict with the provisions of Section 3 hereof with respect to the handling of Individual Innovations or Joint Innovations to the extent embodied in such drawings or data.

9.             Confidentiality.  The parties hereto will be sharing their expertise and knowledge with respect to biodiesel plant and equipment design and operation in order to carry out the purpose of this Agreement.  The parties hereto wish to protect and control their intellectual properties, and in order to do so agree as follows:

(a)                                  For purposes of this Section, “Confidential Information” shall mean any and all communications, information, discussions or documentation provided by one party (“Provider”) to the other party (“Recipient”), and related to engineering, design work, research, testing, operation information, methods, or know how with respect to biodiesel plants.

(b)                                 Subject to the terms and conditions of this Agreement, Recipient agrees to hold in strictest trust and confidence and not, without the written consent of Provider unless otherwise allowed herein, disclose to third parties, or use directly or indirectly for its own benefit or otherwise, any portion of Confidential Information disclosed to Recipient hereunder.  Recipient shall limit disclosure of and access to the Confidential Information.  Recipient may disseminate Confidential Information only to such employees and agents (collectively “Consultants”) as may need to know to aid Recipient for the purposes set out herein, but not until such Consultants shall have signed a Confidentiality Agreement with Provider containing identical terms and conditions as set out in this Section.  The parties hereto recognize that Confidential Information will need to be shared with customers, and as a matter of clarification, agree that the foregoing shall not prohibit the parties hereto from disclosing Confidential Information to a customer as required in the marketing, sale, design, construction, and operation of Projects (and including equipment incorporated therein), such disclosure to a customer to be made only after its signature of a Confidentiality Agreement acceptable to Provider.

(c)                                  Nothing shall be included in Confidential Information which (i) is in the public domain prior to its disclosure by Provider to Recipient, (ii) becomes part of the public domain through no fault of Recipient, (iii) was already in Recipient’s possession, as evidenced by written documentation satisfactory to Provider, prior to its disclosure to Recipient by Provider, or (iv) is subsequently disclosed to Recipient on a non-confidential basis by a third party which is not under any obligation of confidentiality to Provider regarding such disclosed information.  Prohibition upon release of Confidential Information by Recipient shall not extend to disclosures required by law or pursuant to a valid court order, arbitrator’s request or government subpoena, except that in such event, Recipient shall immediately notify Provider in writing of the requirements being placed upon Recipient, so as to allow Provider to appropriately respond to limit dissemination.

(d)                                 All documents containing Confidential Information of Provider shall remain the sole and exclusive property of Provider.  During the term of this Agreement, Recipient shall be allowed to retain drawings, blueprints, notes, manuals, and other documents reflecting the Confidential Information of Provider, but only for the purpose as set out herein, shall hold all such materials in strictest trust and confidence pursuant to the terms of this Agreement, and at its conclusion shall return all such materials to Provider, including any and all copies and summaries thereof.

(e)                                  Recipient acknowledges that a breach of these confidentiality provisions in this Section would cause irreparable harm to Provider, which harm could not be adequately compensated by damages.  Accordingly, in the event of such breach, Recipient acknowledges and agrees that Provider shall be entitled, in its sole discretion, to injunctive relief, in addition to such other remedies provided for in this Agreement, at law or in equity.

10.           Term of Agreement.  Unless earlier terminated as provided herein, the term of this Agreement shall commence as of the date first above written, and shall continue for an initial period of five (5) years, and thereafter unless and until one party provides written notice of its desire to terminate this Agreement upon the other party hereto, said notice setting out a termination date which shall not be less than one (1) year after the date of service of such termination notice.  In such a case, this Agreement shall thereafter cease and be of no further force or effect as of such termination date, except for rights and obligations having arisen prior to such date, which the parties agree to perform.

11.           Termination.  Notwithstanding the provisions of Section 10 hereof, this Agreement may be terminated in accordance with any of the following provisions:

(a)                                  Any party hereto may terminate this Agreement if any other party breaches any provision of this Agreement and fails to remedy such breach within thirty (30) days after delivery of written notice from the non-breaching party describing the alleged breach and the proposed remedy.  However, if the breach is non-payment by Renewable Energy or West Central of any amounts owing to Crown, the cure period shall be ten (10) days after delivery of Crown’s written notice.

(b)                                 Any party hereto may terminate this Agreement effective immediately upon delivery of written notice to the other parties, if any other party (i) is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, (ii) makes a general assignment for the benefit of its creditors, (iii) files a voluntary petition for bankruptcy, or (iv) applies for the appointment of a receiver or trustee for all or substantially all of its assets or permits the appointment of any such receiver or trustee who is not discharged within a period of sixty (60) days after such appointment.

12.           Remedies in the Event of Default.  If any party hereto commits a material breach of this Agreement and (a) if (except as set out herein) such material breach continues for a period of thirty (30) days after the receipt of written demand for cure of such breach by the non-breaching party as set out in Section 11 hereof, or (b) if such material breach cannot be cured within such thirty (30) day period and the breaching party does not within such thirty (30) day period start to cure the breach and thereafter proceed diligently with the cure thereof, the non-breaching party may terminate this Agreement and may recover its money damages caused by such material breach (including arbitration fees, court costs, litigation expenses, and reasonable attorney fees) on written notice and demand to the breaching party for payment.  Such payment shall be without prejudice to any other right or remedy that the non-breaching party may have against the breaching party under this Agreement, at law or in equity, including injunctive relief and rights of specific performance.

13.           Access to Books and Records.  This Agreement provides for pricing mechanisms, which could be verified only by the supplying or selling party providing certain books and records to the other parties hereto.  For that reason Crown (with respect to the pricing of its Equipment and Engineering), the individual innovator (with respect to Individual Innovations), and either party (with respect to revenues and expenses being shared for Joint Innovations) agree to make available their books and records for inspection and copying which are reasonably necessary for purposes of verifying such party’s compliance with the pricing mechanisms, or sharing of revenues and expenses as set out in this Agreement.  In the event that it is Crown that is required to provide records under this Section, it is agreed that Crown may supply cost estimate worksheets in place of its books and records for the purpose of verifying compliance with pricing hereunder.  Any and all books and records supplied by any party hereto to any other party hereto pursuant to this Section 13 shall be considered to be Confidential Information of such party and shall be subject to the provisions of Section 9 hereof.

14.           Restrictions on Business Limited to United States.  The parties hereto expressly agree that the relationship being entered into by them pursuant to the terms of this Agreement is intended to be and is limited to the marketing, sale, design and construction of biodiesel facilities located within the United States.  Nothing in this Agreement shall in any way restrict or affect any party’s rights to conduct any business of any type whatsoever outside the United States, which said party in its sole discretion desires to conduct, provided, however, that each party hereto shall fully comply with its obligations under Sections 3(e), 3(f) and 9 of this Agreement in every country in the world.

15.           Assignment.  This Agreement shall not be assigned nor any rights hereunder licensed, sold or transferred without the prior written consent of all other parties hereto, which consent shall not be unreasonably withheld or delayed.

16.           Notices.  Any notice required or permitted to be given hereunder shall be deemed sufficient and deliveries shall be deemed complete on the date sent by overnight courier service or by certified or registered mail, postage prepaid, to the following addresses:

To:                              Crown Iron Works Company

Attn:  Jeffrey D. Scott, Vice President

2500 West County Road C

Roseville, MN 55113

To:                              Renewable Energy Group, LLC

Attn: Nile Ramsbottom
406 1st Street
Ralston, IA 51459

To:                              West Central Cooperative

Attn: Jeffrey B. Stroburg, CEO & Executive President

406 1st Street, PO Box 68

Ralston, IA 51459

If any party should change its address, such party shall give written notice to the other parties hereto of its new address in the manner set forth above, but any such notice shall not be effective until received by the addressees.

17.           Arbitration/Enforcement.  This Agreement shall be governed by and construed in accordance with the laws of Iowa, without giving effect to the conflict of law principles now or hereafter in force in the State of Iowa.  Any controversy or claim arising out of or related to this Agreement, or the breach, validity, enforcement or interpretation thereof, shall be settled by binding arbitration by a single arbitrator in Minneapolis, Minnesota, the arbitrator to be selected and such arbitration to be conducted in accordance with the Commercial Arbitration Rules of the

American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Subject to the above, all costs and expenses (including the fees of the arbitrator, the fees of the American Arbitration Association and legal fees) incurred by a party not in default in connection with the enforcement of its rights under this Agreement shall be reimbursed by the party found by the arbitrator to be in default.

18.           Severability.  In the event that any provision or portion hereof is held to be unenforceable, such provision or portion hereof shall be severed herefrom without effecting the validity or enforceability of the remaining provisions hereof.

19.           Entire Agreement; Binding Effect.  This Agreement, together with the Exhibit attached hereto, which by this reference is made an integral part hereof, constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written, express or implied.  No modification or waiver of any provision hereof shall be valid and binding unless in writing and signed by the duly authorized representative of the entity against whom such modification or waiver is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.  The individuals signing below have been authorized to execute this Agreement on behalf of their respective parties upon action duly adopted.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION, WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CROWN IRON WORKS COMPANY		RENEWABLE ENERGY GROUP, LLC

By	/s/ JEFFREY SCOTT V.P.	By	/s/ JEFFREY STROBURG Managing Partner
(Title)		(Title)

WEST CENTRAL COOPERATIVE

By	/s/ JEFFREY STROBURG CEO
(Title)